EXHIBIT 16.1

August 7, 2007

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:	China Broadband, Inc. (f/k/a Alpha Nutra, Inc.)
File Reference No. 000-19644

We have read Item 4.01 of the Current Report on Form 8-K of China Broadband, Inc., formerly Alpha Nutra, Inc. (the “Company”), dated as of August 7, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Chang G. Park, CPA

CHANG G. PARK, CPA